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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
333-28933, 333-63147, 333-04685, 333-86581, 333-40356, 333-81925, and 333-86196
of Itron, Inc. and subsidiaries on Form S-8 of our report dated February 12, 2002, and March 18, 2002, as to Note 18, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for revenues in 2000) appearing in this Annual Report on Form 10-K of Itron, Inc. and subsidiaries for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington

March 28, 2002